As filed with the Securities and Exchange Commission on  May 30, 1997

                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                           SILICON VALLEY BANCSHARES
            (Exact name of registrant as specified in its charter)
                              ___________________

    CALIFORNIA                                         94-2856336
(State of incorporation)                    (I.R.S. Employer Identification No.)
                              ___________________

                               3003 TASMAN DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                                (408) 654-7400
         (Address and telephone number of Principal Executive Offices)

                          1997 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                                 JOHN C. DEAN
                      PRESIDENT, CHIEF EXECUTIVE OFFICER
                           SILICON VALLEY BANCSHARES
                               3003 TASMAN DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                                (408) 654-7400
           (Name, address, including zip codes and telephone number,
                  including area code, of agent for service)

                             ____________________

                                  Copies to:
                              CATHERINE NGO, ESQ.
                           SILICON VALLEY BANCSHARES
                               3003 TASMAN DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                                (408) 654-7400

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------
    Title of                Amount         Proposed maximum       Proposed maximum         Amount of registration
securities to be            to be           offering price           aggregate                      fee
   registered             registered         per share(1)         offering price(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock
(par value $0.001)       900,000 shares        $39.62                   $39.62                    $10,805.45
---------------------------------------------------------------------------------------------------------------------
Options to purchase
Common Stock             900,000 shares        $ N/A                    $ N/A                       $ N/A
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on May 27, 1997 as reported on the Nasdaq National Market.

                                    PART II

             INCORPORATION REQUIRED IN THE REGISTRATION STATEMENTS
             -----------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     2. The Company's Proxy Statement for the 1997 Annual Meeting of Shareholders, filed pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 23, 1987, filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Bylaws of the Company provide for the indemnification of the Company's officers and directors against certain liabilities and expenses relating to lawsuits and other proceedings in which they may become involved. Section 317 of the California Corporations Code also provides for indemnification of a corporation's directors and officers under certain circumstances. Section 204(a)(10) and (11) and Section 317 of the California Corporations Code and the Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act or the Exchange Act.

     The Company provides indemnity insurance pursuant to which its directors and officers are indemnified or insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Company has obtained shareholder approval to enter into indemnity agreements with their respective directors and officers. Each agreement provides for indemnification of the fines, settlements and other amounts incurred by such person in connection with the good faith performance of his or her duties as a director or officer. The indemnification agreements also provide for the advance payment by the Company of expenses incurred in defending any proceeding to which the director or officer may be a party, provided that the affected director or officer executed an undertaking, acceptable to the relevant board of directors, agreeing to repay all amounts advanced for defense of the proceeding if it shall be ultimately determined that such director or officer was not entitled to be indemnified in accordance with Sections 204(a)(10) and (11) and Section 317 of the California Corporations Code.

     The Company understands that the staff of the Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

Exhibit No.       Description

    5.1           Opinion of Cooley Godward LLP.
   23.1           Consent of KPMG Peat Marwick LLP.
   23.2           Consent of Cooley Godward LLP.  Reference is made to
                  Exhibit 5.1.
   24.1 Power of Attorney. Reference is made to page 3 of this Registration Statement.
   99.1           1997 Equity Incentive Plan.(1)
   99.2           Form of Incentive Stock Option under 1997 Equity Incentive
                  Plan.
   99.3           Form of Nonstatutory Stock Option under 1997 Equity Incentive
                  Plan.
------------------
(1) Filed as an exhibit with the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders on April 17, 1997, and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 15, 1997.


                                 Silicon Valley Bancshares


                                 By: /s/ John C. Dean
                                     ---------------------------------------
                                       John C. Dean
                                       President and Chief Executive Officer
                                       (Principal executive officer)


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Catherine Ngo, his or her attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Title                                    Date
---------                  -----                                    ----

/s/ John C. Dean           President, Chief Executive Officer and   May 15, 1997
-----------------------    Director (Principal Executive Officer)
  John C. Dean


/s/ Scott H. Ray           Executive Vice President and Chief       May 15, 1997
-----------------------    Financial Officer (Principal Financial
  Scott H. Ray             and Accounting Officer)



/s/  Daniel J. Kelleher    Chairman of the Board                    May 15, 1997
-----------------------
 Daniel J. Kelleher


/s/ Gary K. Barr           Director                                 May 15, 1997
-----------------------
 Gary K. Barr


/s/ James F. Burns         Director                                 May 15, 1997
-----------------------
 James F. Burns

/s/ Clarence J. Ferrari    Director                                 May 15, 1997
-----------------------
 Clarence J. Ferrari


/s/  David M. deWilde      Director                                 May 15, 1997
-----------------------
 David M. deWilde

/s/ Michael Roster         Director                                 May 15, 1997
-----------------------
 Michael Roster

/s/ James R. Porter        Director                                 May 15, 1997
-----------------------
 James R. Porter

/s/ Ann R. Wells           Director                                 May 15, 1997
-----------------------
 Ann R. Wells

                                 EXHIBIT INDEX

Exhibit No.              Description

    5.1     Opinion of Cooley Godward LLP.
   23.1     Consent of KPMG Peat Marwick LLP.
   23.2     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
   24.1 Power of Attorney. Reference is made to page 3 of this Registration Statement.
   99.1     1997 Equity Incentive Plan.(1)
   99.2     Form of Incentive Stock Option under 1997 Equity Incentive Plan.
   99.3     Form of Nonstatutory Stock Option under 1997 Equity Incentive Plan.

-------------------
(1) Filed as an exhibit with the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders on April 17, 1997, and incorporated herein by reference.